Exhibit 10.5

EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (this “Agreement”) has been executed by and among the following parties on May 8, 2020, in Shanghai, the People’s Republic of China (“China” or the “PRC”):

Party A: Shanghai Soul Technology Co., Ltd. (the “Pledgee”), a wholly foreign-owned enterprise organized and existing under the PRC laws, with its registered address at: *********

Party B: The following parties shall be collectively referred to as the “Pledgers”

Party B 1: Lu Zhang, a Chinese Citizen, ID Card No.: *********;

Party B 2: Zhuanlian Technology (Shenzhen) Co., Ltd., a limited liability company organized and existing under the PRC laws, with its registered address at: *********;

Party B 3: Beijing Mingjun Investment Management Co., Ltd., a limited liability company organized and existing under the PRC laws, with its registered address at: *********;

Party B 4: Shanghai Jianming Enterprise Management Co., Ltd., a limited liability company organized and existing under the PRC laws, with its registered address at: *********;

Party B 5: Shanghai Moliang Chuangye Investment Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its registered address at: *********; and

Party C: Shanghai Soulgate Technology Co., Ltd., a limited liability company established and existing under the PRC laws, with its registered address at: *********

In this Agreement, the Pledgee, Pledgers, and Party C shall be referred to as a “Party” respectively and the “Parties” collectively.

Whereas:

1.	As of the execution date of this Agreement, Pledgers collectively hold 100% of Party C’s equity interest.

2.

Party C is a limited liability company registered in China. Party C hereby acknowledges the respective rights and obligations of Pledgers and Pledgee under this Agreement and intends to provide all necessary assistance in registering the Pledge.

3.	Pledgee is a wholly foreign-owned enterprise registered in China.

4.

To ensure that Party C and Pledgers will fully perform their obligations under the Transaction Documents (as defined under), Pledgers hereby pledge to the Pledgee all of the equity interest they hold in Party C as security for Party C’s and Pledgers’ performance of the Transaction Documents.

THEREFORE, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1.

Pledge: shall refer to the security interest granted by Pledgers to Pledgee under Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction, or sales price of the Equity Interest.

1.2.	Pledged Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgers in Party C.

1.3.	Term of Pledge: shall refer to the term outlined in Section 3 of this Agreement.

1.4.

Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on May 8, 2020 (the “Business Cooperation Agreement”), the Exclusive Call Option Agreement executed by and among Pledgers, Party C, and Pledgee on May 8, 2020 (the “Exclusive Call Option Agreement”), Powers of Attorney executed by Pledgers on May 8, 2020 (the “Powers of Attorney”) and any modification, amendment and/or restatement to the aforementioned documents. For Party B 1, the Transaction Documents shall also include the Loan Agreement (the “Loan Agreement”) executed by and between Party B 1 and Pledgee on May 8, 2020.

1.5.

Contract Obligations: shall refer to all the obligations of Pledgers under the Exclusive Call Option Agreement, the Powers of Attorney and this Agreement; all the obligations of Party C under the Business Cooperation Agreement, the Exclusive Call Option Agreement, and this Agreement; with respect to Party B 1, shall also include all the obligations of Party B 1 under the Loan Agreement.

1.6.

Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default of Pledgers and/or Party C or invalidity, cancellation, or rescission of any Transaction Document. The number of such losses shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the service fees payable by Party C under the Business Cooperation Agreement, all expenses incurred by Pledgee in connection with the enforcement of Pledgers’ and/or Party C’s Contract Obligations hereunder.

1.7.	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8.	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	Pledge Rights

2.1.

Pledgers hereby agree to pledge to Pledgee the Pledged Equity Interest which they lawfully own and are entitled to dispose of under this provisions of this Agreement as security for payment of the Secured Indebtedness. Party C hereby agrees with Pledgers to pledge the Pledged Equity Interest to the Pledgee pursuant to this Agreement.

2.2.

Pledged subject matter and the specific equity interest amount: The Pledged subject matter shall be all of the equity interest in Party C held by Pledgers, the corresponding registered capital shall be RMB10,000,000.

2.3.

The effectiveness of the guarantees hereunder shall not be in any way affected by any amendment or change to the Transaction Documents. The guarantees hereunder shall remain in full force and effect for the obligations of Pledgers and Party C under the Transaction Documents as amended. In the event that any Transaction Document becomes invalid, cancelled, or rescinded due to any reason, then: Pledgee shall have the right to promptly exercise the Pledge in accordance with Section 8 of this Agreement.

2.4.

During the Term of Pledge, Pledgee is entitled to receive dividends distributed on the Pledged Equity Interest. Without the prior written consent of Pledgee, Pledgers shall not receive dividends distributed on the Pledged Equity Interest. Dividends received by Pledgers on Pledged Equity Interest shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to pay the Secured Indebtedness prior and in preference to making any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee at its discretion to the extent permitted under applicable PRC laws.

2.5.

Pledgers may subscribe for a capital increase in Party C with the prior written consent of Pledgee. Any equity interest obtained by Pledgers as a result of Pledgers’ subscription of the increased registered capital of Party C shall also be deemed as Pledged Equity Interest.

2.6.

In the event that Party C is required by PRC laws to be liquidated or dissolved, any interest distributed to Pledgers upon Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designated and supervised by Pledgee and used to pay the Secured Indebtedness prior and in preference to making any other payment; or (2) donated or transferred at the lowest price permitted by law to Pledgee or any other person designated by Pledgee at its discretion to the extent permitted under applicable PRC laws.

3.	Term of Pledge

3.1.

The Pledge shall become effective on such date when the pledge of the Pledged Equity Interest contemplated herein is registered with relevant administration for industry and commerce. The Pledge shall remain effective until all Contract Obligations and all Secured Indebtedness have been fulfilled. Pledgers and Party C shall (1) register the Pledge in the shareholders’ register of Party C within three (3) business days following the execution of this Agreement, and (2) promptly submit to the relevant administration for industry and commerce for the registration of the Pledge of the Pledged Equity Interest contemplated herein following the execution of this Agreement. Pledgers and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant administration for industry and commerce, to ensure that the Pledge of the Pledged Equity Interest shall be registered with the relevant administration for industry and commerce within thirty (30) days following the execution of this Agreement, and provide Pledgee with documents evidencing the completion of such registration.

3.2.

During the Term of Pledge, in the event Pledgers and/or Party C fails to perform the Contract Obligations, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for the Pledge

4.1.

During the Term of Pledge set forth in this Agreement, Pledgers shall deliver to Pledgee’s custody the capital contribution certificate for the equity interest they hold in Party C and the shareholders’ register containing the Pledge. Pledgers shall deliver to Pledgee the aforementioned capital contribution certificate and the shareholders’ register within one week from the execution of this Agreement. Pledgee shall have the right to keep custody of such original documents during the entire Term of Pledge set forth in this Agreement.

5.	Representations and Warranties of the Pledgers and Party C

As of the execution date of this Agreement, Pledgers and Party C hereby jointly and severally represent and warrant to Pledgee that:

5.1.	Pledgers are the sole legal and beneficial owners of the Pledged Equity Interest. No third party shall have any right to assert any rights or interference with the Pledged Equity Interest.

5.2.	Pledgee shall have the right to dispose of and transfer the Pledged Equity Interest in accordance with the provisions outlined in this Agreement.

5.3.	Except for the Pledge, Pledgers have not placed any security interest or other encumbrance on the Pledged Equity Interest.

5.4.

Pledgers and Party C have obtained any and all consents and approvals from all relevant third parties and government departments (if necessary) for the execution, delivery, and performance of this Agreement.

5.5.	There shall be no pending litigation, administrative penalty, or arbitration in connection with the Pledged Equity Interest, and no litigation, administrative penalty, or arbitration that may occur.

5.6.	There shall be no outstanding taxes, fees, or legal procedures and formalities payable with respect to the Pledged Equity Interest that is required to be completed.

5.7.

The execution, delivery, and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of, or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) result in any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

5.8.	Pledgers have disclosed to Party A all circumstances which may have an adverse effect on the performance of the Transaction Documents.

6.	Pledgers and Party C’s Covenants

6.1.	During the term of this Agreement, Pledgers and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1.

Pledgers shall not transfer the Pledged Equity Interest, place or permit the existence of any security interest or other encumbrance on the Pledged Equity Interest, without the prior written consent of Pledgee, except for the performance of the Transaction Documents; Party C shall not consent to or assist the foregoing;

6.1.2.

Pledgers and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order, or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon the consent of Pledgee;

6.1.3.

Pledgers and Party C shall promptly notify Pledgee of any event or notice received by Pledgers that may have an impact on the Pledged Equity Interest or any portion thereof, as well as any event or notice received by Pledgers that may have an impact on any guarantees and other obligations of Pledgers arising out of this Agreement.

6.1.4.	Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2.

Pledgers agree that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgers or any heirs or representatives of Pledgers or any other persons through any legal proceedings.

6.3.

Pledgers and Party C shall strictly abide by the provisions of this Agreement and other relevant contracts jointly or separately executed by the Parties, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Except pursuant to the written instructions of Pledgee, any remaining rights of Pledgers with respect to the Pledged Equity Interest hereunder shall not be exercised by Pledgers.

6.4.

To protect or perfect the security interest granted by this Agreement for the Contract Obligations, Pledgers hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, and/or agreements required by Pledgee. Pledgers also undertake to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding the ownership of Pledged Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgers undertake to provide Pledgee within a reasonable time with all notices, orders, and decisions regarding the Pledge that are required by Pledgee.

6.5.

Pledgers and Party C hereby covenant to the Pledgee that they will comply with and perform all guarantees, promises, agreements, representations, and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations, and conditions, Pledgers and/or Party C shall constitute a breach of this Agreement and shall indemnify Pledgee for all losses resulting therefrom.

7.	Events of Default

7.1.	The following circumstances shall be deemed Events of Default:

7.1.1.	Pledger’s failure or partial performance of its obligations under the Transaction Documents and/or this Agreement or any breach of Contract Obligations;

7.1.2.	Party C’s failure or partial performance of its obligations under the Transaction Documents and/or this Agreement or any breach of Contract Obligations;

7.1.3.

Any representations, guarantees, and promises made by Pledgers or Party C under the Transaction Documents and/or this Agreement are untrue or materially misleading; or Pledgers or Party C’s breach of any representations, guarantees, and promises made by them under the Transaction Documents and/or this Agreement.

7.2.

Upon notice or discovery of the occurrence of any circumstances or any event that may lead to the aforementioned circumstances described in Section 7.1, Pledgers and Party C shall promptly notify Pledgee in writing accordingly.

7.3.

Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee and/or Party C delivers a notice to the Pledgers requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgers in writing at any time thereafter, demanding the Pledgers to exercise the pledge rights under Section 8 hereof.

8.	Exercise of Pledge

8.1.	Pledgee may issue a written Notice of Default to Pledgers when exercising the Pledge.

8.2.	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1;

8.3.

After Pledgee issues a Notice of Default to Pledgee under Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents, and this Agreement, including (but not limited to) auctions or sale of the Pledged Equity Interest for priority. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4.

The proceeds from the exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as a result of disposing of the Pledged Equity Interest and pay the Secured Indebtedness to Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance may be returned to Pledgers or any other person who has rights to such balance under applicable laws or be submitted to the local notary public office where Pledgers reside (with all expenses incurred in relation thereto shall be borne by Pledgee). To the extent permitted under PRC laws, Pledgers shall donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee at its sole discretion.

8.5.

Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee may exercise the rights to auctions or sale-offs of the Pledged Equity Interest contemplated under this Agreement, without exercising any other remedy measure first.

8.6.	Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgers or Party C shall not raise any objection to such exercise.

8.7.

When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgers and Party C shall provide necessary assistance to enable Pledgee to exercise the pledge rights in accordance with this Agreement.

9. Default Liabilities

The Parties agree and acknowledge that breach of any provisions hereof or failure or delay of performance of any obligations hereunder on the part of any Party (the “Defaulting Party”) shall constitute a default hereunder (the “Default”), and the Non-defaulting Party shall have the right to request the Defaulting Party to rectify the Default or take remedial measures during a reasonable period. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period or 10 days of Non-defaulting Party’s written notice requesting for such rectification or remedy, the Non-defaulting Party has the right to decide at its sole discretion:

9.1.

If Pledgers or Party C is the Defaulting Party, Pledgee shall have the right to terminate this Agreement and require the Defaulting Party to indemnify its losses and damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2.

If Pledgee is the Defaulting Party, the Non-defaulting Party has the right to request the Defaulting Party to indemnify its losses and damages, but the Non-defaulting Party shall not have any right to terminate this Agreement in any event unless otherwise required by applicable law.

10.	Assignment

10.1.	Without Pledgee’s prior written consent, Pledgers shall not have the right to donate or assign its rights and obligations under this Agreement.

10.2.	This Agreement shall be binding on Pledgers and its successors and assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

10.3.

At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents to its designee (s), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgers and/or Party C shall execute relevant agreements or other documents relating to such assignment.

10.4.

In the event of a change of Pledgee due to an assignment, Pledgers and Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant administration for industry and commerce.

11.	Termination

11.1.

The Parties acknowledge that notwithstanding the pledge of the Pledged Equity Interest hereunder shall be effective only after being registered by the relevant administration for industry and commerce, this Agreement shall become effective upon the execution of this Agreement by all Parties.

11.2.

Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgers and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgers’ request as soon as reasonably practicable and shall assist Pledgers to de-register the Pledge from the shareholders’ register of Party C and with relevant administration for industry and commerce.

11.3.	The provisions under Sections 9, 13, 14, and this Section 11.3 shall survive the termination of this Agreement.

12.	Handling Fees and Other Expenses

All fees and actual expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax, and any other taxes and fees, shall be borne by Party C.

13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

14.	Governing Laws and Resolution of Disputes

14.1.	The execution, effectiveness, construction, performance, amendment, and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

14.2.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party requests the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shanghai, and the language used in the arbitration shall be Chinese. The arbitration shall be final and binding on all Parties.

14.3.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Notices

15.1.

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by commercial courier service, or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1.

Notices are given by personal delivery, by courier service, or by registered mail, postage pre-paid shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.1.2.	Notices given by facsimile transmission shall be deemed effectively given on the date of a successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.2	For the purpose of notice, the mailing addresses of the Parties are as follows:

Party A: Shanghai Soul Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

Party B: Lu Zhang

Address: *********

Attn: Lu Zhang

Phone: *********

Party C: Shanghai Soulgate Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

15.3.	Any Party may at any time change its address for notices by a notice delivered to the other Parties following the terms hereof.

16.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal, or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1.

This Agreement shall supersede in its entirety the Amended and Restated Equity Interest Pledge Agreement executed by and among the Parties on November 10, 2017, and any written or oral agreements entered into orally or in connection with the relevant matters.

18.2.	Any amendments, changes, and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures or seals of the Parties.

18.3.

This Agreement is written in Chinese in three copies with the same legal effect. Each Party shall hold one copy, and the other originals shall be used for registration with the administration for industry and commerce.

18.4.	This Agreement shall be valid and binding on the Parties and their respective heirs, successors, and assigns.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the date of the execution.

Party A: Shanghai Soul Technology Co., Ltd. (seal)

Signature:	/s/ Lu Zhang
Name: Lu Zhang
Title: Legal Representative

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the execution hereof.

Party B 1: Lu Zhang

Signature:	/s/ Lu Zhang

Name: Lu Zhang

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the execution hereof.

Party B 2: Zhuanlian Technology (Shenzhen) Co., Ltd. (seal)

Signature:	/s/ Youwei Zhang

Name: Youwei Zhang
Title: Legal representative or authorized representative

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the execution hereof.

Party B 3: Beijing Mingjun Investment Management Co., Ltd. (seal)

Signature:	/s/ Xin Du

Name: Xin Du
Title: Legal representative or authorized representative

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the execution hereof.

Party B 4: Shanghai Jianming Enterprise Management Co., Ltd. (seal)

Signature:	/s/ Jianmin Wu

Name: Jianmin Wu
Title: Legal representative or authorized representative

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the date hereof.

Party B 5: Shanghai Moliang Chuangye Investment Center (Limited Partnership) (seal)

Signature:	/s/ Di Ding

Name: Di Ding
Title: Executive partner or authorized representative

Signature Page to Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written. This Agreement shall become effective immediately upon the execution hereof.

Party C: Shanghai Soulgate Technology Co., Ltd. (seal)

Signature:	/s/ Lu Zhang
Name: Lu Zhang
Title: Legal representative

Signature Page to Equity Interest Pledge Agreement